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                                                                   Exhibit 99.2

                             [ManorCare Letterhead]



July 10, 2000



Mr. Clyde Michael Ford,
 Chairman of the Board
In Home Health, Inc.
601 Carlson Parkway, Suite 500
Minnetonka, MN  55305

         RE:   Withdrawal of the Demand for a Special Meeting of Shareholders
               --------------------------------------------------------------

Dear Mr. Ford:

         It is ManorCare Health Service, Inc.'s ("MCHS") understanding that: (i) all of the directors of In Home Health, Inc. ("IHHI"), other than Clyde Michael Ford and Eugene Terry, have resigned from the Board of Directors of IHHI on or before July 7, 2000; and (ii) Clyde Michael Ford and Eugene Terry, the remaining directors of IHHI, elected M. Keith Weikel and Geoffrey G. Meyers as directors on July 7, 2000. Based on our understanding, MCHS hereby withdraws its May 31, 2000 demand for a special meeting of the shareholders of IHHI.


                                            Very truly yours,


                                            /s/ Paul A. Ormond

                                            Paul A. Ormond
                                            President & Chief Executive Officer
                                            ManorCare Health Services, Inc.